EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
FOSTER WHEELER LTD. (PARENT)
Significant, Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Australia
Foster Wheeler Australia PTY. Ltd., Melbourne
Foster Wheeler (QLD) Pty Ltd., Brisbane

Bermuda
Continental Finance Company, Ltd., Hamilton
Foster Wheeler Holdings Ltd., Hamilton
Foster Wheeler Trading Company, Ltd., Hamilton
FW Management Operations, Ltd., Hamilton
Perryville Service Company Ltd., Hamilton
York Jersey Liability Ltd., Hamilton

Brazil
Foster Wheeler America Latina, Ltda., San Paulo

Canada
Foster Wheeler Canada Ltd., Niagara-on-the-Lake,
     Ontario
Foster Wheeler Canadian Resources Ltd., Calgary,
     Alberta
Foster Wheeler Power Company Ltd. — La Societe
     D’Energie Foster Wheeler Ltee., Montreal,
     Quebec

Channel Islands
FW Overseas Operations Limited, Jersey

Chile
Foster Wheeler Chile, S.A., Santiago de Chile
Foster Wheeler Talcahuano Operacion y Mantenimiento de Plantas de Energia Electrica
     Ltda., Talcahuano

China
Foster Wheeler International Trading (Shanghai)
     Company Limited, Shanghai
Foster Wheeler International (Shanghai)
     Engineering & Consulting Company Limited,
     Shanghai

Cyprus
Manops Limited, Nicosia

Egypt
Foster Wheeler Petroleum Services S.A.E.,
     Alexandria

Finland
Foster Wheeler Energia Oy, Helsinki

France
Foster Wheeler France, S.A., Paris

Germany
Foster Wheeler Energie GmbH, Dusseldorf
Singleton Process Systems GmbH, Dusseldorf

Greece
Foster Wheeler Hellas Engineering and
     Construction Societe Anonyme, Athens

Hungary
FW Hungary Licensing Limited Liability Company,
     Budapest

India
Foster Wheeler India Private Limited, Chennai

Indonesia
PT. Foster Wheeler Services, Jakarta

Italy
Foster Wheeler Continental Europe S.r.l., Milan
Foster Wheeler Italiana, S.p.A., Milan
Lomellina Energia Operator S.r.l., Milan
SEF S.r.l., Milan
SET S.r.l., Milan
World Services Italia S.p.A., Milan

Japan
Foster Wheeler K.K., Tokyo

Luxembourg
Financial Services S.a.r.l., Luxembourg

Malaysia
Foster Wheeler (Malaysia) Sdn. Bhd.,
     Kuala Lumpur

Mauritius
P.E. Consultants, Inc., Port Louis

EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
FOSTER WHEELER LTD. (PARENT)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Mexico
Foster Wheeler Constructors de Mexico S. de
     R.L. de C.V., Sonora

Netherlands
Foster Wheeler Continental B.V., Amsterdam
Foster Wheeler Europe B.V., Amsterdam
FW Energie B.V., Amsterdam
FW Europe B.V., Amsterdam
FW Netherlands C.V., Amsterdam

Nigeria
Foster Wheeler (Nigeria) Ltd., Lagos

Philippines
Foster Wheeler (Philippines) Corporation,
     Makati City

Poland
Foster Wheeler Energia Polska Sp. z o.o.,
     Warsaw

Portugal
F.W.- Gestao E Servicos, S.A., Lisbon

Singapore
Foster Wheeler Eastern Private, Limited,
     Singapore
Foster Wheeler Vietnam Private Ltd., Singapore

South Africa
Foster Wheeler Properties (Pty) Limited, Midrand
Foster Wheeler South Africa (PTY) Limited,
     Midrand

Spain
Conequip, S.A., Madrid
Foster Wheeler Energia, S.A., Madrid
Foster Wheeler Iberia, S.A., Madrid
Foster Wheeler Power Systems, S.A., Madrid
FW Energie Holdings Spain, S.L., Madrid

Sweden
Foster Wheeler Energi Aktiebolag, Norrkoping

Switzerland
Steril (Schweiz) A.G., Basel

Thailand
Foster Wheeler (Thailand) Limited, Cholburi,
     Sriracha
Foster Wheeler Service (Thailand) Limited, Rayong
     Province

Turkey
Foster Wheeler Bimas Birlesik Insaat ve
     Muhendislik A. S., Istanbul

United Kingdom
Foster Wheeler Energy Limited, Reading
Foster Wheeler Environmental (U.K.) Limited,
     Reading
Foster Wheeler Europe Limited, Reading
Foster Wheeler Limited (England), Reading
Foster Wheeler (India) Limited, Reading
Foster Wheeler (Indonesia) Limited, Reading
Foster Wheeler (London) Limited, Reading
Foster Wheeler (Northern) Limited, Reading
Foster Wheeler (Pacific) Limited, Reading
Foster Wheeler Automated Welding Limited,
     Reading
Foster Wheeler (G.B.) Limited, Reading
Foster Wheeler Petroleum Development &
     Associates Limited, Reading
Foster Wheeler Petroleum Development Limited,
     Reading
Foster Wheeler Petroleum Development (Norway)
     Limited, Reading
Foster Wheeler (Process Plants) Limited, Reading
Foster Wheeler Synfuels Limited, Reading
Foster Wheeler World Services Limited, Reading
FW Management Operations (U.K.) Limited,
     Reading
International Management Systems Limited,
     Reading
Operations International Limited, Reading
Process Industries Agency Limited, Reading
Process Plants Suppliers Limited, Reading
Tray (UK) Limited, Reading
Tray Field Services Limited, Reading

EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
FOSTER WHEELER LTD. (PARENT)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

United States
4900 Singleton, L.P., Texas
8925 Rehco, Inc., California
Barsotti’s Inc., California
Camden County Energy Recovery Associates L.P.,
     New Jersey
Camden County Energy Recovery Corp., Delaware
Energy Holdings, Inc., Delaware
Equipment Consultants, Inc., Delaware
Foster Wheeler Andes, Inc., Delaware
Foster Wheeler Arabia Ltd., Delaware
Foster Wheeler Asia Ltd., Delaware
Foster Wheeler Avon, Inc., Delaware
Foster Wheeler Bedminster, Inc., Delaware
Foster Wheeler Canoas, Inc., Delaware
Foster Wheeler Constructors, Inc., Delaware
Foster Wheeler Continental U.S. LLC, Delaware
Foster Wheeler Coque Verde, L.P., Delaware
Foster Wheeler Crossroads Limited Partnership,
     Delaware
Foster Wheeler Development Corporation,
     Delaware
Foster Wheeler Energy China, Inc., Delaware
Foster Wheeler Energy Corporation, Delaware
Foster Wheeler Energy Manufacturing, Inc.,
     Delaware
Foster Wheeler Energy Services, Inc., California
Foster Wheeler Environmental Corporation, Texas
Foster Wheeler Environmental Services, Inc.,
     Delaware
Foster Wheeler Facilities Management, Inc.,
     Delaware
Foster Wheeler Global Pharmaceuticals, LLC
Foster Wheeler Inc., Delaware

Foster Wheeler Intercontinental Corporation,
     Delaware
Foster Wheeler International Corporation, Delaware
Foster Wheeler International Holdings, Inc.,
     Delaware
Foster Wheeler LLC, Delaware
Foster Wheeler Maintenance, Inc., Delaware
Foster Wheeler Martinez, Inc., Delaware
Foster Wheeler Middle East Corporation, Delaware
Foster Wheeler North America Corp., Delaware
Foster Wheeler Operations, Inc., Delaware
Foster Wheeler Power Systems, Inc., Delaware
Foster Wheeler Pyropower, Inc., New York
Foster Wheeler Real Estate Development Corp.,
     Delaware
Foster Wheeler Realty Services Inc., Delaware
Foster Wheeler Santiago, Inc., Delaware
Foster Wheeler Somerset Limited Partnership,
     Delaware
Foster Wheeler Twin Cities, Inc., Delaware
Foster Wheeler USA Corporation, Delaware
Foster Wheeler Virgin Islands, Inc., Delaware
Foster Wheeler World Services Corporation,
     Delaware
Foster Wheeler Zack, Inc., Delaware
FWPS Specialty Products, Inc., Delaware
Process Consultants, Inc., Delaware
Pyropower Operating Services Company, Inc.,
     California
Thelco Co., Delaware
Tray, Inc., Delaware

Venezuela
Foster Wheeler Caribe Corporation, C.A., Caracas

EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
FOSTER WHEELER LTD. (PARENT)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Chile
Petropower Energia Limitada, City and Commune
     of Talcahuano (85%)

China, Peoples Republic of
Foster Wheeler Power Machinery Company
     Limited, Guangdong Province (52%)

England
BSF Global Limited, London (33.33%)

Finland
Oy Bioflow Ab., Helsinki (51%)

Hong Kong
BSF China Company, Limited (33.33%)

Ireland
Project Management Holdings Limited (25%)

Italy
Calabria Ambiente S.p.A., Cosenza (1%)
Centro Energia Ferrara S.p.A., Milan (41.65%)
Centro Energia Gas S.p.A., Milan (50%)
Centro Energia Operator Ferrara S.r.l., Milan
     (41.65%)
Centro Energia Operator Teverola, S.r.l., Teverola
     (41.65%)
Centro Energia Teverola S.p.A., Teverola (41.65%)
Lomellina Energia S.r.l., Milan (24.99%)
MF Power S.r.l., Milan (49%)
MF Waste S.r.l., Milan (49%)

Nigeria
Foster Wheeler Environmental Company Nigeria
     Limited, Lagos (87%)

Oman
Chiyoda-Foster Wheeler and Company LLC,
     Muscat (32.5%)

Poland
Foster Wheeler Energy FAKOP Sp. z o.o.,
     Sosnowiec (53.1%)

United States
A/C Power, Maryland (50%)
Martinez Cogen Limited Partnership, Delaware
     (50.5%)
Somerset Corporate Center Associates, New Jersey
     (75%)

Venezuela
OTEPI FW, S.A., Caracas (50%)